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                                                                   Exhibit 10.15

                                 SEVERANCE AGREEMENT
                                 -------------------


    AGREEMENT, dated as of September 1, 1994, by and between SCOTT CABLE COMMUNICATIONS, INC., a Texas corporation, with its principal office at Four Landmark Square, Suite 302, Stamford, Connecticut 06901 (the "Company"), and J.P. Morbeck, with an address at 3814 Hillside Trail, Grapevine, Texas 76051 (the "Employee").


                                     INTRODUCTION
                                     ------------

    The Employee is currently employed as a Vice President of the Company, and the Company has determined that it is in its best interests to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility or occurrence of a Change of Control (as hereinafter defined) of the Company. The Company believes that it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a Change of Control, to encourage the Employee's full attention and dedication to the Company, and to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with a certain amount of individual financial security.


                                      AGREEMENT
                                      ---------

    1. INVOLUNTARY TERMINATION AFTER CHANGE OF CONTROL. (a) If the Employee's employment is terminated by the Company (and not continued by an Affiliate of the Company or an entity controlled by, controlling or under common control with a person or entity which may have succeeded to control of the Company as contemplated in the definition of "Change of Control") at any time during the period commencing on the earlier of (i) thirty (30) days prior to the date a contract for Change of Control of the Company is executed, and (ii) the occurrence of a Change of Control of the Company, and ending within one (1) year from the date on which a Change of Control of the Company occurs, and such termination is not a Termination With Cause or a result of the Employee's disability (in which event the benefits and payments, if any, to be provided to the Employee shall be governed by the Company's disability policies then in effect), the Company agrees to pay to Employee (a) the Employee's monthly salary at the highest rate in effect during the twelve months prior to the date of termination, for a period of twelve (12) months, after such date, (b) the cash value of any accrued and unused vacation time, and (c) the costs, during such twelve-month period, of Employee's continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985.

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         (b) Notwithstanding the foregoing, in the event the Employee secures employment prior to the expiration of the twelve- month period referred to in
Section 1(a) above, he shall advise the Company in writing within fifteen (15) days of the commencement of such employment of (i) the identity of the new employer and (ii) his monthly salary, and the Company shall reduce the monthly payments to the Employee pursuant to Section 1(a) by the amount of the monthly salary received by the Employee from such other employer during such period, provided, however, that in no event will such payments be reduced to an aggregate amount which is less than six (6) unreduced monthly payments.


         (c)  The Employee acknowledges that the payments referred to in
Section 1(a) above constitute the only payments which the Employee shall be entitled to receive from the Company hereunder in the event of a termination of his employment as contemplated by Section 1(a), and that except for such payments the Company shall have no further liability or obligation to him hereunder or otherwise in respect of his employment.


    2. TERMINATION WITHOUT CHANGE OF CONTROL. In the event the Employee's employment is terminated by the Company (and not continued by an Affiliate of the Company or an entity controlled by, controlling or under common control with a person or entity which may have succeeded to control of the Company as contemplated in the definition of "Change of Control") and such termination is under circumstances other than those covered by Section 1 hereof and is not a Termination With Cause or as a result of the Employee's disability (in which event the benefits and payments, if any, to be provided to Employee shall be governed by the Company's disability policies then in effect), the Company agrees to pay to Employee (a) the Employee's monthly salary at the highest rate in effect during the twelve months prior to the date of termination for a period equal to one month for each completed year of employment with the Company and
(b) the cash value of any accrued and unused vacation time.


    3. SUCCESSORS AND ASSIGNS. (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's representatives.


         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Section 3, "Company"


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shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


    4.   DEFINITIONS.
         ------------

         (a) "Affiliate" means Bruce A. Armstrong individually, or any corporation, partnership or other entity controlled or managed by Bruce A. Armstrong.


         (b) "Change of Control" means (i) the acquisition by any person or entity other than an Affiliate of the direct or indirect beneficial ownership of 50% or more of the Company's then outstanding voting securities entitled to vote generally in the election of directors and as a result thereof within one hundred eighty days Bruce A. Armstrong ceases to be in control of day-to-day operations; or (ii) a reorganization, merger or consolidation, as a result of which in each case, no Affiliate holds more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding voting securities and as a result thereof Bruce A. Armstrong ceases to be in control of day-to-day operations; or (iii) the sale of all or substantially all of the assets of the Company to any person or entity that is not an Affiliate or of the dissolution of the Company.


         (c) "Termination With Cause" means a termination of the Employee's employment by the Company for any of the following reasons:(i) the failure of Employee to substantially perform such duties for the Company and for its subsidiaries and affiliates, consistent with his position and title, as may be assigned to him by from time to time; or (ii) commission by the Employee of an act of gross misconduct in connection with the performance of his duties hereunder; or (iii) the demonstration of habitual negligence by such Employee; or (iv) the Employee's conviction of a felony; or (v) the commission by the Employee of any act of fraud, misappropriation of funds or embezzlement in connection with his employment.


    5.   MISCELLANEOUS.
         --------------

         (a) Any notice provided for herein shall be in writing and shall be deemed to have been given or made (a) when personally delivered; or (b) when sent by telecopier and confirmed within forty eight (48) hours by letter mailed or delivered to the party to be notified at its or his address set forth herein; or (c) upon receipt if mailed by first class registered or certified mail, return receipt requested, to the address of the other party set


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forth or such other address as may be specified by notice given in accordance with this Section 5(a):


    If to the Company:

    Scott Cable Communications, Inc.
    Suite 302
    Four Landmark Square
    Stamford, Connecticut  06901
    Attention: Mr. Bruce Armstrong


    With a copy to:

    Stanley E. Bloch, Esq.
    Baer Marks & Upham
    805 Third Avenue
    New York, New York  10022


    If to the Employee:

    Mr. J.P. Morbeck
    3814 Hillside Trail
    Grapevine, Texas   76051


         (b) If any provision of this Agreement, or portion thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.


         (c) This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements between the Company and the Employee, whether written or oral, relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to the Employee's employment, express or implied, other than to the extent expressly provided for herein.


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         (d)  No modification, change or amendment of this Agreement or any of its provisions shall be valid, unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.


         (e) This Agreement, and all of the rights and obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of Connecticut without giving effect to principles relating to conflicts of law.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


SCOTT CABLE COMMUNICATIONS, INC.



By: /s/ Bruce A. Armstrong
   -----------------------
    Bruce A. Armstrong
    Its President




/s/ J.P. Morbeck
--------------------------
      J.P. Morbeck





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